UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2016
Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500
Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Securities Purchase Agreement
On June 24, 2016, Universal Technical Institute, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Coliseum Holdings I, LLC (the “Purchaser’), an affiliate of Coliseum Capital Management, LLC (“Coliseum”), a copy of which is attached as an exhibit hereto and incorporated herein by reference, pursuant to which the Company has issued and the Purchaser has purchased 700,000 shares of Series A Convertible Preferred Stock, Par Value $0.0001 per Share (the “Series A Preferred Stock”) for a total purchase price of $70,000,000.
The Purchase Agreement contains customary representations, warranties, covenants and indemnity provisions including covenants relating to, among other things, information rights, the Company’s financial reporting, tax matters, listing compliance under the New York Stock Exchange, stockholder and regulatory approval and use of proceeds. The following description of the terms of the Agreement and the accompanying Certificate of Designations of the rights of the Series A Preferred Stock is qualified in its entirety by those documents, which are filed as Exhibits to this report.
Rights and Preferences of the Series A Preferred Stock
The description below provides a summary of certain material terms of the Series A Preferred Stock issued pursuant to the Purchase Agreement and set forth in the Certificate of Designations of the Series A Convertible Preferred Stock (the “Certificate”), a copy of which is attached as an exhibit hereto and incorporated herein by reference.
·    Dividends. Dividends on the Series A Preferred Stock are noncumulative and accrue from the date of original issuance at a rate of 7.5% per annum on the liquidation preference then in effect (a “Cash Dividend”). If the Company does not declare and pay a Cash Dividend, the liquidation preference on the Series A Preferred Stock will be increased to an amount equal to the liquidation preference in effect at the start of the applicable dividend period, plus an amount equal to such then applicable liquidation preference multiplied by 9.5% per annum (an “Accrued Dividend”). Cash Dividends, if declared, are payable semi-annually in arrears on September 30, and March 31, of each year, and, if declared, will begin to accrue on the first day of the applicable dividend period. If applicable, the Accrued Dividend will begin to accrue and be cumulative on the same schedule as set forth above for Cash Dividends and will also be compounded on each applicable subsequent dividend date.
·    Dividend Adjustment. If the Company is required or elects to obtain stockholder and regulatory approval and if such approval is not obtained within the time periods set forth in the Certificate, the dividend rate with respect to the Cash Dividends and Accrued Dividends will be increased to a rate of 12.5% and 14.5%, respectively, subject to downward adjustment on obtaining the foregoing approvals.
Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), after satisfaction of all liabilities and obligations to creditors of the Company and distribution of any assets of the Company to the holders of any stock or debt that is senior to the Series A Preferred Stock, and before any distribution or payment is made to holders of any junior stock, each holder of Series A Preferred Stock will be entitled to either share in any distribution made to the holders of common stock (on an as converted basis) or receive, out of the assets of the Company or proceeds thereof (whether capital or surplus) legally available therefor, an amount per share of Series A Preferred Stock equal to the liquidation preference. The liquidation preference is equal to $100.00, which may be adjusted from time to time by the accrual of Accrued Dividends or inability to pay any special cash dividends. The holders of the Series A Preferred Stock are also entitled, at their election, to either share in any distribution made to the common stock holders (on an as converted basis) or receive value equal to the liquidation preference (in the same form of consideration as is payable to the holders of common stock) upon the occurrence of events that are “Deemed Liquidation Events”, such as certain merger transactions or a sale of all or substantially all of the Company’s assets.
·    Rank. The Series A Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank senior to the Company’s common stock and each other class or series of shares that the Company may issue in the future that do not expressly provide that such class or series ranks equally with, or senior to, the Series A Preferred Stock, with respect to dividend rights and/or rights upon liquidation, winding up or dissolution. The Series A Preferred Stock will also rank junior to the Company’s existing and future indebtedness.
·    Conversion Rate and Conversion Price. The conversion rate in effect at any applicable time for conversion of each share of Series A Preferred Stock into common stock will be the quotient obtained by dividing the liquidation preference then in effect (which will include any cash dividends that the Company has notified holders that it intends to pay but has not yet declared and any cash dividends that have been declared but remain unpaid, calculated at the Accrued Dividend rate) by the conversion price then in effect, plus cash in lieu of fractional shares. The conversion price for the Series A Preferred Stock will initially be $3.33 and is subject to adjustment from time to time upon the occurrence of certain events, including a stock split, a reverse stock split, or a dividend of common stock to the Company’s common stockholders.
·    Optional Conversion by Purchaser. The Series A Preferred Stock may, at the option of the holder, be converted into Company common stock. Until stockholder approval is obtained or, in the event stockholder approval is not obtained by the Company, the Series A Preferred Stock beneficially owned by the holder of Series A Preferred Stock and their respective affiliates may not be converted to the extent that, after giving effect to such conversion, the amount of shares of Common Stock the Purchaser and its affiliates would beneficially own pursuant to such conversion, in the aggregate, is less than or equal to 4.99% of the shares of Common Stock outstanding on the date of issuance of the Series A Preferred Stock (the “Conversion Cap”). The Conversion Cap will not apply to the Series A Preferred Stock once the Company obtains stockholder approval.
·    Optional Conversion by Company. If, at any time following the third anniversary of the issuance of the Series A Preferred Stock, the volume weighted average price of the Company’s common stock equals or exceeds two and one-half (2.5) times the conversion price of the Series A Preferred Stock for a period of 20 consecutive trading days, the Company may, at its option and subject to obtaining any required stockholder and regulatory approvals, require that any or all of the then outstanding shares of Series A Preferred Stock be automatically converted into Company common stock at the conversion rate.
·    Optional Special Dividend and Conversion on Certain Change of Control. Upon the occurrence of a Change of Control (as defined in the Securities Purchase Agreement), at the written request of a majority of the voting power of the outstanding shares of Series A Preferred Stock: the Board of directors of the Company (the “Board”) will, subject to applicable law, declare and the Company will pay a special cash dividend on each share of Series A Preferred Stock, out of any legally available funds in an amount, depending upon the type of Change of Control, equal to either (i) one and one-half (1.5) times, or (ii) two (2.0) the dividend rate applicable to Cash Dividends times multiplied by the liquidation preference per share then in effect with respect to the Series A Preferred Stock.
·    Voting. Holders of shares of Series A Preferred Stock will be entitled to vote with the holders of shares of common stock (and any other class or series similarly entitled to vote with the holders of common stock) and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the holders of common stock, on an as-converted basis. Prior to the receipt of stockholder and regulatory approval, the Series A Preferred Stock beneficially owned by each holder of Series A Preferred Stock, or any of its respective affiliates may only be voted to an extent not to exceed 4.99% of the aggregate voting power of all of the Company’s voting stock outstanding who may vote with respect to any proposal (the “Voting Cap”). In addition, a majority of the voting power of the Series A Preferred Stock must approve certain significant actions of the Company, such as (i) amendments to the Company’s Certificate of Incorporation or bylaws in a manner adverse to the rights, preferences, privileges or voting powers of the Series A Preferred Stock, (ii) the creation or issuance of a series of stock, or other security convertible into a series of stock, with equal or greater rights than the Series A Preferred Stock, (iii) the issuance of equity securities, or securities convertible into equity, at a price that is 25% below fair market value at the time of issuance, (iii) subject to certain exceptions, the incurrence of indebtedness, (iv) subject to certain exceptions, the sale or licensing of any material asset of the Company, (v) subject to certain exceptions, the consummation of acquisitions (of stock or assets), (vi) subject to certain exceptions, the payment of certain dividends or distributions with respect to a series of stock junior to the Series A Preferred Stock, (vii) the voluntary liquidation, dissolution or winding-up of the Company if the Series A Preferred Stock would not have the option to receive the liquidation preference then in effect upon such liquidation, dissolution, or winding-up of the Company or, (viii) subject to certain exceptions, any merger, consolidation, recapitalization, reclassification or other transaction in which substantially all of the common stock of the Company is exchanged or converted into chase, securities or property and in which the holders of the Series A Preferred Stock shall not have the option to receive the full liquidation preference as a result of that transaction.
·    Redemption at the Option of the Holders. The Series A Preferred Stock is not redeemable at the option of the holders.
·    Redemption at the Option of the Company. From and after the third anniversary of the original issuance of the Series A Preferred Stock, if the Company is not able to exercise its right to convert the Series A Preferred Stock into common stock because the stock price has not met the required threshold and the holders of Series A Preferred Stock do not elect to convert their Series A Preferred Stock into common stock, the Company has the right to redeem the outstanding Series A Preferred Stock. The redemption price is generally equal to the product of (i) the then current conversion rate, and the greater of (ii) two and one-half (2.5) times the conversion price and (iii) volume weighted average price per share of the common stock for the 20 trading days preceding the date of redemption.

From and after the tenth anniversary of the original issuance of the Series A Preferred Stock, the Company may redeem the outstanding Series A Preferred Stock, in whole or in part, at a price per share equal to (i) the liquidation preference then in effect per share of Series A Preferred Stock if neither the Conversion Cap and the Voting Cap is then in effect, or, (ii) the greater of (A) the liquidation preference then in effect per share or the (B) product of (x) the then current conversion rate and (y) closing price of the Company’s Common Stock on the date immediately preceding the date of such redemption.
·    Board Representation. So long as Coliseum, its Affiliates or any of its or its Affiliates’ transferees approved by the Company beneficially own at least a majority of the then outstanding shares of Series A Preferred Stock, the holders of shares of Series A Preferred Stock, by the vote or written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock shall have the right to designate one (1) member to the Company’s board of directors who, subject to applicable law and regulations ( including New York Stock Exchange listing standards) may be appointed to a minimum of two (2) committees of the board.
·    Anti-dilution. The conversion price of the Series A Preferred Stock is subject to anti-dilution protections if the Company effects a stock split, stock dividend, subdivision, reclassification or combination of its common stock.
·    Maturity Date. The Series A Preferred Stock is perpetual, and therefore does not have a maturity date.
Registration Rights Agreement
The Agreement required, as a condition to closing, that the Company enter into a Registration Rights Agreement which is filed as an Exhibit to this report.
Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 is incorporated by reference into this Item 3.02.

The Series A Preferred Stock was issued in reliance upon an exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), as set forth in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.
Item 3.03 Material Modification to Rights of Security Holders

The information provided in Items 1.01 and 5.03 is incorporated by reference into this Item 3.03.

Item 3.03 Limitation on Rights of Security Holders
So long as the Series A Preferred Stock is outstanding, the Company may not pay dividends or make distributions to holders of Junior Stock, including the Company’s Common Stock, without paying a corresponding dividend to the holders of the Series A Preferred Stock, or under certain other circumstances, including while dividends are in arrears on the Series A Preferred Stock.
Item 5.01 Changes in Control of Registrant.
(a) Changes in Control of the Registrant That Have Occurred.

None.

(b) Arrangements that May Result in Changes in Control of the Registrant at a Subsequent Date.

The information disclosed by the Company in Item 1.01 is incorporated herein by reference.

The occurrence of certain events which may take place after the closing of the Agreement may, at such subsequent date or dates, result in a change in control of the Company, including: (i) shareholder approval; and (ii) regulatory approval; and (iii) the removal of the Voting Cap.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with issuance and sale of the Series A Preferred Stock, on June 24, 2016, the Board approved a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of the Company (the “Certificate of Designation”) setting forth the rights, powers and preferences of the Series A Preferred Stock.

The Company filed the Certificate of Designations with the Secretary of State of the State of Delaware on June 23, 2016. A copy of the Certificates of Designations is attached as Exhibit 3.1 hereto and is incorporated by reference herein, and the information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

The Exhibit Index attached to this Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

June 24, 2016	By:	/s/ Chad A Freed

Name: Chad A Freed
Title: General Counsel, Senior Vice President of Business Development

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock
4.1	Registration Rights Agreement dated June 24, 2016 by and between Universal Technical Institute, Inc. and Coliseum Holdings I, LLC
10.1	Securities Purchase Agreement dated June 24, 2016, between Universal Technical Institute, Inc. and Coliseum Holdings I, LLC
99.1	Press Release of Universal Technical Institute, Inc. dated June 24, 2016